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                                                                     EXHIBIT 4.7

                            FORM OF STOCK CERTIFICATE

   NUMBER                                                             SHARES


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

   The Corporation is authorized to issue Common Shares - Par Value $.01 each



This Certifies that                                            is the owner of

                                                               fully paid and

non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

                     VOLUME SERVICES AMERICA HOLDINGS, INC.
                                 CORPORATE SEAL

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                  SIGNATURE                                         SIGNATURE